UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 9, 2021

CEN BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55557	-
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300-3295 Quality Way

Windsor, Ontario

Canada

N8T 3R9

(Address of principal executive offices, including zip code)

(519) 419-4958

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

☑

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

The disclosures in Item 2.01 of this Current Report on Form 8-K are incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 20, 2021, CEN Biotech, Inc., a corporation incorporated under the laws of Canada operating in the Province of Ontario (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with Clear Com Media Inc., an Ontario, Canada corporation (“CCM”), each of the shareholders of CCM as set forth on the signature pages of the Agreement (the “CCM Shareholders”) and Lawrence Lehoux as the representative of the CCM Shareholders (the “Shareholders’ Representative”, each of CCM and the CCM Shareholders may be referred to collectively herein as the “CCM Parties”).

Pursuant to the Agreement, the Company agreed to acquire from the CCM Shareholders, all of the common shares of CCM, which is 10,000 shares of CCM common shares (the “CCM Stock”) held by the CCM Shareholders in exchange (the “Exchange”) for the issuance by the Company to the CCM Shareholders of 4,000,000 restricted shares of the Company’s common stock, no par value per share (the “Company Common Stock”).

The Agreement closed on July 9, 2021 (the “Closing”). At Closing, the CCM Shareholders delivered the CCM Stock to the Company and the Company delivered the Company Common Stock to the CCM Shareholders, and CCM became a wholly owned subsidiary of the Company.

At Closing, the Company increased the number of members on its Board of Directors (the “Board”) by one and to appoint and named the Shareholder Representative as a member of the Board of the Company. Additionally, at Closing, the Company appointed and named the Shareholder Representative as the Company’s Chief Technology Officer.

Lawrence Lehoux, age 49, has served as the Chief Executive Officer of CMM since April 2017 and continues to serve in such capacity to date. CCM is a digital media company where Mr. Lehoux leads the organization on a variety of internal initiatives including digital series, online marketing, web and product development. Mr. Lehoux founded CCM in early 2017 with a mission to craft unique service offerings around the development and deployment of a variety of digital solutions. Mr. Lehoux leads CCM’s work with international brands and business partners seeking to provide white label solutions and unique digital services. Mr. Lehoux was the Chief Executive Officer of Wireless H.Q. from July 2015 to May 2017, which is a wireless distribution business having eighty-two retail locations in Michigan and Ohio, where Mr. Lehoux arranged all financing and negotiated the purchase of the business while implementing a reorganization of all senior management and staff across all locations and developed a new point of sale system while integrating unique online marketing and sales incentives. From January 2012 to August 2017, Mr. Lehoux served as the founder and Chief Executive Officer of Blurt Marketing, which developed custom software for the telecom industry through contract developers and engineers. Mr. Lehoux was responsible for all executive level duties as well as product planning and business development at Blurt Marketing. Mr. Lehoux received a degree in business from the University of Windsor in 1994. Mr. Lehoux filed a personal bankruptcy in the Superior Court of Justice in Ontario, Canada on August 2, 2017, and the bankruptcy was discharged on August 29, 2018.

At Closing, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Lehoux. Pursuant to the Employment Agreement, during the term of the Employment Agreement, the Company agreed to employ, and Mr. Lehoux agreed to accept employment with the Company as the Company’s Chief Technology Officer. Pursuant to the Employment Agreement, the Company agreed to pay Mr. Lehoux a base salary of $31,200. The term of the Employment Agreement is for an indefinite period subject to termination in accordance with the terms of the Employment Agreement. The Employment Agreement can be terminated by Mr. Lehoux for “Good Reason” as such term is defined in the Employment Agreement or without “Good Reason” by giving a minimum of thirty (30) days’ prior written notice to advise the Company that he is resigning his employment. In the event of termination of the Employment Agreement by Mr. Lehoux by resignation without “Good Reason,” then no sums will be payable by the Company except for: (i) any unpaid base salary through the effective date of resignation and (ii) reimbursement for any expenses for which Mr. Lehoux had not been reimbursed. In the event of a termination of the Employment Agreement by Mr. Lehoux for “Good Reason,” then the Company would have a period of thirty (30) days following receipt of such notice from Mr. Lehoux to cure or revoke the event constituting “Good Reason. The Company can also terminate the Employment Agreement for “Cause” as such term is defined in the Employment Agreement, and if that occurs, no sums will be payable by the Company except for: (i) any unpaid base salary through the date of termination, (ii) reimbursement for any expenses for which the Mr. Lehoux had not been reimbursed and (iii) only if the act of “Cause” does not constitute willful misconduct, disobedience or willful neglect of duty that is not trivial and has not been condoned by the Company, any other amount due under the Employment Agreement for termination pay or severance pay. The Company can also terminate the Employment Agreement without “Cause” at any time.

Pursuant to the Employment Agreement, in connection with the sale of the Company or any other transaction constituting a “Change in Control” as such term is defined in the Employment Agreement or a strategic transaction, the Company may, but will not be obligated, to provide Mr. Lehoux with additional compensation (including, but not limited to additional stock options or restricted stock) for services outside of general scope of duties and responsibilities of Mr. Lehoux.

“Good Reason” is defined under the Employment Agreement as a material diminution in the base salary, excluding reductions (totaling no more than 20% in the aggregate) generally applicable to all senior executives provided, however, that such exclusion does not apply if the material diminution in occurs within 60 days prior to the consummation of a “Change in Control” that was already under consideration when the notice of the occurrence of the event alleging “Good Reason” was made or 12 months thereafter. “Cause” is defined under the Employment Agreement as (i) an intentional tort (excluding any tort relating to a motor vehicle) which causes substantial loss, damage or injury to the property or reputation of the Company or its subsidiaries (ii) continued or repeated gross neglect of Mr. Lehoux’ reasonable duties (for a reason other than illness or incapacity) which is not cured within ten (10) days after written notice thereof by the Board (iii) the disregard of written, material policies of the Company or its subsidiaries which causes a material loss, damage or injury to the property or reputation of the Company or its subsidiaries which is not cured within ten (10) days after written notice thereof by the Board (iv) any material breach of Mr. Lehoux ongoing obligation not to disclose confidential information and not to assign intellectual property developed during employment which, if capable of being cured, is not cured within ten (10) days after written notice thereof is given by the Board or (v) any substantial willful act which has a material harmful effect on the Company.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

At Closing, CCM expanded the size of the CCM Board of Directors by three persons, to be a total of five persons, and named Bahige Chaaban, Joseph Byrne and Ameen Ferris as directors on the CCM Board of Directors. Bahige Chaaban is the Company’s Chief Executive Officer and a member of its Board. Joseph Byrne is a President and a member of the Company’s Board. Ameen Ferris is a Vice President and a member of the Company’s Board.

CCM is a Windsor, Ontario based digital marketing, and e-commerce company founded on the premise that we are not satisfied until our customers are. CCM is committed to delivering a positive customer experience while continuing to grow and gaining the trust of the online community.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures in Item 2.01 of this Current Report on Form 8-K are incorporated by reference into this Item 3.02. The issuance of the Company Common Stock described in Item 2.01 was made in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), in reliance upon exemptions from the registration requirements of the Act in transactions not involving a public offering.

Item. 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures in Item 2.01 of this Current Report on Form 8-K are incorporated by reference into this Item 5.02.

Item 7.01 Regulation FD Disclosure.

On July 12, 2021, the Company issued a press release (the “Press Release”) announcing the Closing and Mr. Lehoux’s appointment as the Company’s Chief Technology Officer and a member of the Company’s Board of Directors, and also stating that the Company is seeking to expand its business to include Cannabis, Psychedelic mushrooms and Digital communities. The Press Release is furnished hereto as Exhibit 99.3 and is incorporated by reference herein.

The information contained in the Press Release is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of CCM for the years ended December 31, 2020 and 2019 and the unaudited financial statements of CCM for the three-month period ended March 31, 2021 and 2020 are attached to this Current Report on Form 8-K as Exhibit 99.1 and are incorporated by reference herein.

(b) Pro Forma Financials.

The unaudited pro forma condensed combined financial statements for the year ended December 31, 2020 and the three months ended March 31, 2021 will be filed with an amendment to this Current Report on Form 8-K as Exhibit 99.2. within 71 calendar days of the Closing.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit No.	Description
10.1*	Employment Agreement with Lawrence Lehoux dated July 9, 2021.
99.1*	Audited Financial Statements of Clear Com Media Inc. for the years ended December 31, 2020 and 2019 and Unaudited Interim Financial Statements of Clear Com Media Inc. for the quarter ended March 31, 2021.
99.2***	Unaudited Pro forma financial statements of the Company and Clear Com Media Inc. as of December 31, 2020 and March 31, 2021.
99.3**	Press Release of the Company dated July 12, 2021.

*Filed herewith.

**Furnished herewith.

***To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CEN Biotech, Inc.

Date: July 13, 2021	By:	/s/ Bahige Chaaban
Bahige Chaaban
Chief Executive Officer (principal executive officer)